UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

ITRONICS INC.

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                                         Texas                                     33-18582                               75-2198369

                          (State or other jurisdiction                 (Commission File                       (IRS Employer

                               of incorporation)                               Number)                             Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada           89509

                    (Address of Principal Executive Offices)                                Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

As of June 30, 2012 the Company had 4,629,435 common shares issued and outstanding, compared to 4,525,898 common shares issued and outstanding on March 31, 2012, an increase of 103,537 common shares.

On July 10, 2012, the Board of Directors authorized Management to conduct a private placement, for accredited investors, to raise up to $750,000 (plus a potential 10% over-allotment) in 2012 Series A Units. The Units will consist of five year 10% Callable Convertible Promissory Notes (the Notes) and three year Callable Warrants (the Warrants). The Notes will be convertible into the Company’s common stock at any time during the term of the Note at $0.30 per share for the first year and $0.40 per share thereafter. Interest at 10% per annum will be payable monthly in cash. The Warrants will be exercisable at $0.50 per share. The number of common shares underlying the Warrants will be equal to the number of common shares to be issued upon conversion of the Notes. The Notes and Warrants will be callable by the Company after one year if certain stock price points are achieved. No funds have been raised under the private placement as of this date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: July 26, 2012                                                      By: /S/ John W. Whitney

                                                                                        John W. Whitney

                                                                                        President, Treasurer and Director

                                                                                        (Principal Executive and Financial

                                                                                        Officer)